     Exhibit 99.1
Corporate Headquarters
100 Motor Parkway, Suite 160
Hauppauge, NY 11788-5138
Direct Dial: 631-360-9304
Direct Fax: 631-360-9380
brock@bankofsmithtown.net

PRESS RELEASE

Release Date: September 19, 2007

Contact: Ms. Judith Barber	News Contact: Peter Hamilton
Corporate Secretary	Rubenstein Associates
(work) 212-843-8015
(home) 631-928-8437
(cell) 516-375-6434

BANK OF SMITHTOWN ACQUIRES
SECOND INSURANCE AGENCY

Smithtown, NY, September 19, 2007 - Bank of Smithtown Insurance Agents & Brokers, Inc. (a wholly-owned subsidiary of Bank of Smithtown), has acquired all of the assets of Payne & Palmieri, Inc., an independent insurance agency located in East Setauket, New York.

In August, 2004, Bank of Smithtown purchased Seigerman-Mulvey Co., Inc., an independent insurance agency located in East Setauket. For the past three years, the Bank has continued to operate the agency, which offers personal and business lines of insurance. Now, through its insurance agency subsidiary, the Bank has purchased a second agency, also located in the East Setauket area. The three employees of Payne & Palmieri, including Ernest Palmieri, will continue with the agency.

Joanne Bentivegna, President of Bank of Smithtown Insurance, said: “This is a very natural extension for us. The customers of both agencies will benefit from the increased servicing capabilities and the increased customer choices created by the acquisition.”

Brad Rock, Chairman & CEO of Bank of Smithtown and its parent holding company, Smithtown Bancorp (NASDAQ: SMTB), said: “We continue to believe that insurance fits well with our community banking business, and provides us with a source of increased noninterest income that counterbalances fluctuations in net income that can result from changes in the interest rate environment. Our first acquisition of an insurance agency helped us accomplish those goals, and this most recent acquisition will take us a step further on that path.”

The terms of the deal were not disclosed, but Mr. Rock said that the transaction would be accretive to earnings immediately. He also added that, because Payne & Palmieri is a relatively small agency, the increase to Bank of Smithtown’s income during the remainder of 2007 would not be “very significant”. Bank of Smithtown has assets of approximately $1.1 billion and revenues of approximately $85 million.

Mr. Rock added: “There continue to be many small insurance agencies on Long Island where the principal or principals are nearing retirement. There are also a variety of pressures from insurance carriers and the competitive environment that are pushing smaller agencies to consolidate. We will continue to look for agencies that fit our model to build upon our existing insurance platform in the future.”

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Forward-Looking Statements

This release and other written materials and statements management may make, may contain forward-looking statements regarding the Company’s prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are sometimes identified by use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project”, or other similar expressions. The Company’s ability to predict results or the actual effects of its plans and strategies is inherently uncertain. Accordingly actual results may differ materially from anticipated results.

Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, a change in economic conditions; changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other risk factors disclosed in the Company’s reports filed with the Securities and Exchange Commission; and other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting the Company’s operations, pricing and services.

Investors are cautioned not to place undue reliance on forward-looking statements as a prediction of actual results. Except as required by applicable law or regulation, the Company undertakes no obligation to republish or revise forward-looking statements to reflect events or circumstances after the date the statements were made or to reflect the occurrences of unanticipated results. Investors are advised, however, to consult any further disclosures the Company makes on related subjects in our reports to the Securities and Exchange Commission.